CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Mutual Fund Series Trust and to the use of our report dated September 8, 2016 on the financial statements and financial highlights of the Catalyst Small-Cap Insider Buying Fund, Catalyst Hedged Insider Buying Fund, Catalyst Insider Buying Fund, Catalyst Insider Long/Short Fund, Catalyst Hedged Commodity Strategy Fund, Catalyst Hedged Futures Strategy Fund, Catalyst Insider Income Fund, Catalyst Intelligent Alternative Fund, Catalyst IPOx Allocation Fund, Catalyst Macro Strategy Fund, Catalyst/Auctos Multi Strategy Fund, Catalyst Dynamic Alpha Fund, Catalyst/EquityCompass Buyback Strategy Fund, Catalyst/Groesbeck Growth of Income Fund, Catalyst/Groesbeck Aggressive Growth Fund, Catalyst/Lyons Hedged Premium Return Fund, Catalyst/Lyons Tactical Allocation Fund, Catalyst/MAP Global Capital Appreciation Fund, Catalyst/MAP Global Total Return Income Fund, Catalyst/Millburn Hedge Strategy Fund, Catalyst MLP & Infrastructure Fund, Catalyst/Princeton Floating Rate Income Fund, Catalyst/Princeton Unconstrained Hedged Income Fund, Catalyst/SMH High Income Fund, and Catalyst/SMH Total Return Income Fund, each a series of shares of beneficial interest of Mutual Fund Series Trust. Such financial statements and financial highlights appear in the June 30, 2016 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 25, 2016